SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 2, 2009

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On November 2, 2009, in connection with its previously announced evaluation of its UK FC1 manufacturing facility, The Female Health Company (the "Company") entered into a new lease and related agreements (collectively, the "New Lease") with the owner of the UK facility (the "Landlord").  The New Lease replaces the Company's previous lease for its UK facility which had an expiration date of December 10, 2016 and rent of £296,725 ($488,100) per year.  The New Lease expires on the later of (1) November 1, 2010 and (2) at least three months after the Landlord provides a notice of termination but in any event not before May 2, 2010.  The rent remains £296,725 ($488,100) per year, and the Company was required to deposit the amount of the annual rent upon execution of the New Lease.  In connection with the New Lease, the Company also made a lease surrender payment of £600,000 ($986,940) to the Landlord on November 2, 2009, and will be required to make an additional lease surrender payment of £300,000 ($493,470) to the Landlord on or before February 2, 2010.  From a cash flow perspective, replacing the previous lease now eliminates future payments of approximately $4.3 million (for rent and related expenses) over the remaining term of the previous lease, producing a positive net impact of approximately $2.8 million after deducting the surrender payments. All dollar amounts with respect to the UK facility in this report are translated from British pounds sterling based on an exchange rate of 1.6449 dollars per British pound sterling.

            This description of the New Lease does not purport to be complete and is qualified in its entirety by the terms and conditions of the New Lease.  Copies of the agreements constituting the New Lease are attached as exhibits hereto and are incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement

The New Lease replaced the Company's prior lease, dated as of December 10, 1996 with P.A.T. (Pensions) Limited.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit 99.1 – Lease dated November 2, 2009, among O&T Properties Limited, The Female Health Company
(UK) Plc. and The Female Health Company.

Exhibit 99.2 – Deed of Surrender dated November 2, 2009, among O&T Properties Limited, The Female
Health Company (UK) Plc., The Female Health Company Limited and The Female Health Company.

Exhibit 99.3 – Rent Deposit Deed dated November 2, 2009, between O&T Properties Limited and The Female
Health Company (UK) Plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  November 6, 2009
BY  /s/ Donna Felch
       Donna Felch, Vice President and
       Chief Financial Officer